Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated May 14, 2018, with respect to the consolidated financial statements of Arcturus Therapeutics Ltd. included in Amendment No. 1 to the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Arcturus Therapeutics Holdings Inc. dated April 11, 2019.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 11, 2019	A member of Ernst & Young global